UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Sell 110 Lots

On March 16, 2023, 150 CCM Black Oak Ltd. (the “Seller”), a Texas limited partnership and an indirect, majority-owned subsidiary of Alset Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Rausch Coleman Homes Houston, LLC, a Texas limited liability company (“Rausch Coleman”). Pursuant to the terms of the Purchase and Sale Agreement, the Seller has agreed to sell approximately 110 single-family detached residential lots which comprise a section of a residential community in the city of Magnolia, Texas, known as the “Lakes at Black Oak.” The price of the lots and certain community enhancement fees the Seller will be entitled to receive are anticipated to equal an aggregate of $6,586,250.

The closing of the sale of these 110 lots depends on the satisfaction of certain conditions set forth in the Purchase and Sale Agreement. There can be no assurance that such closings will be completed on the terms outlined herein or at all. Commencing on March 16, 2023, Rausch Coleman has a thirty (30) day inspection period in which to inspect the properties and determine their suitability; during such inspection period, Rausch Coleman may decline to proceed with the closing of these transactions.

The Seller shall be required to complete certain improvements at the property at the Seller’s cost prior to the closing.

Agreement to Sell 189 Lots

On March 17, 2023, the Seller entered into a Contract of Sale (the “Contract of Sale”) with Davidson Homes, LLC, an Alabama limited liability company (“Davidson Homes”). Pursuant to the terms of the Contract of Sale, the Seller has agreed to sell approximately 189 single-family detached residential lots which comprise an additional section of the Lakes at Black Oak. The price of the lots and certain community enhancement fees the Seller will be entitled to receive are anticipated to equal an aggregate of $10,022,500.

The closing of the transactions described in the Contract of Sale depends on the satisfaction of certain conditions set forth therein. There can be no assurance that such closings will be completed on the terms outlined herein or at all. Davidson Homes has agreed to purchase the lots in stages, which comprise an initial closing of 94 lots, the remaining lots to be purchase on or before December 29, 2023. Commencing on March 17, 2023, Davidson Homes has a thirty (30) day inspection period in which to inspect the properties and determine their suitability; during such inspection period, Davidson Homes may decline to proceed with the closing of these transactions.

The Seller shall be required to complete certain improvements at the property at the Seller’s cost prior to the closing.

The Seller is an indirect subsidiary of our 85.4%-owned subsidiary Alset International Limited. The Purchase and Sale Agreement and Contract of Sale to develop and sell lots for single family homes are part of our multi-pronged strategic approach to managing our real estate business. In addition to developing and selling lots, the Company retains other properties for future projects.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1(1)(2)	Purchase and Sale Agreement, dated March 16, 2023, between 150 CCM Black Oak, LTD and Rausch Coleman Homes Houston, LLC.
10.2(1)(2)	Contract of Sale, dated March 17, 2023, between 150 CCM Black Oak, LTD and Davidson Homes, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(2) Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information. The Registrant agrees to furnish a copy of all omitted information to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: March 28, 2023	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer